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                                                                   Exhibit 23.2


                   CONSENT OF INDEPENDENT ACCOUNTANTS


       As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated January 10, 2001 included in First Financial Corp.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

Boston, Massachusetts
January 22, 2002

                                         /s/ Arthur Andersen LLP